Distribution Solutions Group Announces
2024 First Quarter Results
First Quarter Revenue Up 19.5% to $416 Million, with Sequential Margin Expansion
Announced Acquisition of S&S Automotive in Collision Repair Industry

FORT WORTH, TEXAS, May 2, 2024 - Distribution Solutions Group, Inc. (NASDAQ:DSGR) ("DSG" or the "Company"), a premier specialty distribution company, today announced consolidated results for the first quarter ended March 31, 2024. This press release is supplemented by an earnings presentation at https://investor.distributionsolutionsgroup.com/news/events.

Bryan King, CEO and Chairman of the Board said, "Our first quarter results were in line with near-term expectations. The Lawson MRO vertical had strong performance while continuing to make investments in its sales organization, the Gexpro Services OEM vertical returned to double-digit margins as expected this quarter, and the TestEquity industrial technology vertical margins stabilized despite continuing headwinds in the Test & Measurement end market on continued high interest rates and inventory balancing that impacted the market. Sales grew 19.5% to $416 million over the year-ago quarter driven by our acquisition strategy and also increased 2.7% sequentially over the fourth quarter of 2023. As anticipated, organic sales remained soft in the quarter, however, our two-year stacked organic revenues increased by 4.7% given tough sales comparisons in the Technology and Renewables (OEM market) and Test & Measurement (Industrial Technology market) verticals. Sequentially, the business improved in many end markets including Technology and continued strength in our Aerospace & Defense and Industrial Power (OEM market) verticals. For the quarter, consolidated adjusted EBITDA margin improved to 8.7% compared to 8.4% in the fourth quarter of 2023.

"As demonstrated in the first quarter, our acquisition strategy contributes to DSG's inorganic growth by expanding our scale, customer base and geographic reach by enhancing our enterprise-wide product offerings. During the first quarter Lawson completed the acquisition of Emergent Safety Supply to help accelerate our expansion into the safety category. We are also excited about Lawson's acquisition of S&S Automotive, with annual revenues of approximately $40 million, which was announced yesterday. S&S significantly extends our product base and expands Lawson's market reach with automotive dealers in addition to its already established strong position with collision repair shops.

"We are actively working our pipeline of acquisition targets, incremental margin enhancement initiatives, and cost savings -- and expect sequential margin improvements as 2024 develops. Our asset-light business model, combined with our focus on growing operating cash flows and accelerating returns on invested capital, positions us well to maximize long-term shareholder value," concluded Mr. King.

The following represents a summary of certain operating results (unaudited). See the reconciliations of GAAP to non-GAAP measures in Tables 2, 3 and 4.

	Three Months Ended
	March 31,			December 31,
(Dollars in thousands)	2024	2023	% Change	2023	% Change
Revenue	$416,086	$348,270	19.5%	$405,239	2.7%

Operating income (loss)	$2,783	$16,721	(83.4)%	$(289)	N/A
Non-GAAP adjusted operating income	$29,761	$32,783	(9.2)%	$28,006	6.3%

Non-GAAP adjusted EBITDA	$36,067	$39,353	(8.4)%	$33,880	6.5%

Operating income (loss) as a percent of revenue	0.7%	4.8%		(0.1)%	74bps
Adjusted EBITDA as a percent of revenue	8.7%	11.3%		8.4%	30bps

2024 First Quarter Summary(1)

•Revenue increased $67.8 million, or 19.5%, to $416.1 million including $99.2 million of incremental revenue from 2023 and 2024 acquisitions. Two-year stacked organic revenue grew by 4.7% despite organic revenue softness in the current quarter being down 8.6% on comparable days. The revenue headwinds were isolated to the technology and renewables end markets and our industrial Test & Measurement business, which are more sensitive to higher interest rates connected to capital spending. Organic revenue grew by 2.1% from the fourth quarter of 2023.
•Operating income was $2.8 million, which included $10.7 million of non-cash acquired intangible amortization and $16.2 million of non-recurring severance and acquisition-related retention costs, stock-based compensation, acquisition-related costs and other non-recurring items as compared to operating income of $16.7 million in the prior year quarter. Adjusted operating income, excluding these non-cash and non-recurring items, was $29.8 million compared to $32.8 million in the year-ago quarter and $28.0 million in the fourth quarter of 2023.
•Diluted loss per share was $0.11 for the quarter compared to diluted income per share of $0.14 in the year-ago quarter based on higher depreciation and amortization expenses and non-recurring severance and acquisition-related retention costs. Non-GAAP adjusted diluted earnings per share was $0.25 compared to $0.42 for the same period a year ago and $0.22 from the fourth quarter of 2023.
•Adjusted EBITDA was $36.1 million or 8.7% compared to $39.4 million in the prior year quarter. Sequentially, adjusted EBITDA grew $2.2 million or 6.5% from the fourth quarter of 2023; and increased as a percent of sales by 30bps from 8.4%.
•The Company ended the first quarter with total liquidity of $283.9 million, consisting of $85.6 million of cash (restricted and unrestricted) and $198.3 million of availability under its credit facility with net debt leverage of 3.0x. Uses of cash in the first quarter included net capital expenditures of $2.9 million.
•Completed the acquisition of Emergent Safety Supply in January 2024 to expand and accelerate our safety product category. Subsequent to quarter end, announced the accretive acquisition of S&S Automotive with annual revenues of approximately $40 million to expand our product offering and automotive market reach.
(1) See reconciliation of GAAP to non-GAAP measures in tables 2, 3 and 4.
Share and per share data for all periods presented reflect two-for-one stock split.

Conference Call

Distribution Solutions Group, Inc. will conduct a conference call with investors to discuss 2024 first quarter results at 9:00 a.m. Eastern Time on May 2, 2024. The conference call is available by direct dial at 1-888-506-0062 in the U.S. or 1-973-528-0011 from outside of the U.S. The participant access code is 143899. A replay of the conference call will be available by telephone approximately two hours after completion of the call through May 16, 2024. Callers can access the replay by dialing 1-877-481-4010 in the U.S. or 1-919-882-2331 outside the U.S. The passcode for the replay is 50335. A streaming audio of the call and an archived replay will also be available on the investor relations page of Distribution Solutions Group's website. Presentations may be supplemented by a series of slides appearing on the company's investor relations home page at https://investor.distributionsolutionsgroup.com/news/events.

About Distribution Solutions Group, Inc.

Distribution Solutions Group ("DSG") is a premier multi-platform specialty distribution company providing high touch, value-added distribution solutions to the maintenance, repair & operations (MRO), the original equipment manufacturer (OEM) and the industrial technologies markets. DSG was formed through the strategic combination of Lawson Products, a leader in MRO distribution of C-parts, Gexpro Services, a leading global supply chain services provider to manufacturing customers, and TestEquity, a leader in electronic test & measurement solutions.

Through its collective businesses, DSG is dedicated to helping customers lower their total cost of operation by increasing productivity and efficiency with the right products, expert technical support and fast, reliable delivery to be a one-stop solution provider. DSG serves approximately 180,000 customers in several diverse end markets supported by approximately 3,700 dedicated employees and strong vendor partnerships. DSG ships from strategically located distribution and service centers to customers in North America, Europe, Asia, South America and the Middle East.

For more information on Distribution Solutions Group please visit www.distributionsolutionsgroup.com.

This release contains certain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties. Terms such as "aim," "anticipate," "believe," "contemplates," "continues," "could," "ensure," "estimate," "expect," "forecasts," "if," "intend," "likely," "may," "might," "objective," "outlook," "plan," "positioned," "potential," "predict," "probable," "project," "shall," "should," "strategy," "will," "would," and variations of them and other words and terms of similar meaning and expression (and the negatives of such words and terms) are intended to identify forward-looking statements. Forward-looking statements can also be identified by the fact that they do not relate strictly to historical or current facts. Such forward-looking statements are based on current expectations and involve inherent risks, uncertainties and assumptions, including factors that could delay, divert or change any of them, and could cause actual outcomes to differ materially from current expectations. DSG can give no assurance that any goal or plan set forth in forward-looking statements can be achieved and DSG cautions readers not to place undue reliance on such statements, which speak only as of the date made. DSG undertakes no obligation to release publicly any revisions to forward-looking statements as a result of new information, future events or otherwise. Actual results may differ materially from those projected as a result of certain risks and uncertainties. Certain risks associated with DSG's business are also discussed from time to time in the reports DSG files with the SEC, including DSG's Annual Report on Form 10-K, DSG's Quarterly Reports on Form 10-Q and DSG's Current Reports on Form 8-K, which should be reviewed carefully. In addition, the following factors, among others, could cause actual outcomes and results to differ materially from those discussed in the forward-looking statements: (i) unanticipated difficulties, expenditures or any problems arising in connection with or after the combination of the businesses of Lawson Products, TestEquity and Gexpro Services (the "merger"), which may result in DSG not operating as effectively and efficiently as expected; (ii) the risk that stockholder litigation in connection with the merger or any other acquisition or business combination completed by DSG or any of its subsidiaries results in significant costs of defense, indemnification and liability; and (iii) the risks that DSG may encounter difficulties integrating the business of DSG with the business of other companies that DSG has acquired or may acquire or has otherwise combined with or may otherwise combine with, that DSG may not achieve the anticipated synergies contemplated with respect to any such business or transactions and that certain assumptions with respect to such business or transactions could prove to be inaccurate.

-TABLES FOLLOW-

Distribution Solutions Group, Inc.
Condensed Consolidated Balance Sheets
(Dollars in thousands, except share data)
(Unaudited)

	March 31, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$73,097	$83,931
Restricted cash	12,505	15,695
Accounts receivable, less allowances	221,253	213,448
Inventories	313,820	315,984
Prepaid expenses and other current assets	34,382	28,272
Total current assets	655,057	657,330
Property, plant and equipment, net	111,371	113,811
Rental equipment, net	23,709	24,575
Goodwill	402,009	399,925
Deferred tax asset, net	78	95
Intangible assets, net	246,761	253,834
Cash value of life insurance	19,150	18,493
Right of use operating lease assets	79,024	76,340
Other assets	5,964	5,928
Total assets	$1,543,123	$1,550,331
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$101,719	$98,674
Current portion of long-term debt	30,250	32,551
Current portion of lease liabilities	14,638	13,549
Accrued expenses and other current liabilities	93,883	97,241
Total current liabilities	240,490	242,015
Long-term debt, less current portion, net	535,736	535,881
Lease liabilities	69,323	67,065
Deferred tax liability, net	17,150	18,326
Other liabilities	25,766	25,443
Total liabilities	888,465	888,730
Stockholders' equity:
Preferred stock, $1 par value:
Authorized - 500,000 shares, issued and outstanding — None	—	—
Common stock, $1 par value:
Authorized - 70,000,000 shares Issued - 47,597,864 and 47,535,618 shares, respectively Outstanding - 46,806,573 and 46,758,359 shares, respectively	46,806	46,758
Capital in excess of par value	672,974	671,154
Retained deficit	(39,931)	(34,707)
Treasury stock – 791,291 and 777,259 shares, respectively	(16,883)	(16,434)
Accumulated other comprehensive income (loss)	(8,308)	(5,170)
Total stockholders' equity	654,658	661,601
Total liabilities and stockholders' equity	$1,543,123	$1,550,331

Distribution Solutions Group, Inc.
Condensed Consolidated Statements of Operations
(Dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended
	March 31,
	2024	2023

Revenue	$416,086	$348,270
Cost of goods sold	272,677	215,399
Gross profit	143,409	132,871

Selling, general and administrative expenses	140,626	116,150

Operating income (loss)	2,783	16,721

Interest expense	(11,827)	(7,670)
Change in fair value of earnout liabilities	5	(57)
Other income (expense), net	(262)	(975)

Income (loss) before income taxes	(9,301)	8,019
Income tax expense (benefit)	(4,077)	2,112

Net income (loss)	$(5,224)	$5,907

Basic income (loss) per share of common stock	$(0.11)	$0.14

Diluted income (loss) per share of common stock	$(0.11)	$0.14

Basic weighted average shares outstanding	46,777,178	42,241,540

Diluted weighted average shares outstanding	46,777,178	42,608,408

Distribution Solutions Group, Inc.
Condensed Consolidated Statements of Cash Flows
(Dollars in thousands)
(Unaudited)

	Three Months Ended March 31,
	2024	2023
Operating activities
Net income (loss)	$(5,224)	$5,907
Adjustments to reconcile to net cash used in operating activities:
Depreciation and amortization	17,052	15,722
Amortization of debt issuance costs	660	469
Stock-based compensation	2,198	2,204
Deferred income taxes	1,159	612
Change in fair value of earnout liabilities	(5)	57
Gain on sale of rental equipment	(432)	(889)
Loss on sale of property, plant and equipment	(5)	151
Net realizable value adjustment and write-offs for obsolete and excess inventory	1,605	2,158
Bad debt expense	(333)	253
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(6,560)	(6,015)
Inventories	1,048	(7,243)
Prepaid expenses and other current assets	(6,813)	(2,941)
Accounts payable	3,454	11,183
Accrued expenses and other current liabilities	(1,488)	(8,698)
Other changes in operating assets and liabilities	299	928
Net cash provided by (used in) operating activities	6,615	13,858
Investing activities
Purchases of property, plant and equipment	(2,454)	(4,490)
Business acquisitions, net of cash acquired	(13,145)	—
Purchases of rental equipment	(1,221)	(2,420)
Proceeds from sale of rental equipment	812	1,816
Net cash provided by (used in) investing activities	(16,008)	(5,094)
Financing activities
Proceeds from revolving lines of credit	8,858	93,953
Payments on revolving lines of credit	(11,611)	(87,607)
Payments on term loans	(625)	(7,500)
Shares repurchased held in treasury	(449)	(117)
Payment of financing lease principal	(124)	(123)
Payment of earnout	—	(1,000)
Net cash provided by (used in) financing activities	(3,951)	(2,394)
Effect of exchange rate changes on cash and cash equivalents	(680)	222
Increase (decrease) in cash, cash equivalents and restricted cash	(14,024)	6,592
Cash, cash equivalents and restricted cash at beginning of period	99,626	24,740
Cash, cash equivalents and restricted cash at end of period	$85,602	$31,332
Cash and cash equivalents	$73,097	$31,144
Restricted cash	12,505	188
Total cash, cash equivalents and restricted cash	$85,602	$31,332

Distribution Solutions Group, Inc.
Table 1 - Selected Segment Financial Data
(Dollars in thousands)
(Unaudited)

	Three Months Ended
	March 31,
	2024	2023
Revenue:
Lawson Products	$118,186	$125,280
Gexpro Services	98,651	101,016
TestEquity	187,149	107,359
Other	12,495	14,615
Intersegment revenue elimination	(395)	—
Total	$416,086	$348,270

Operating income (loss):
Lawson Products	$4,107	$8,245
Gexpro Services	5,462	7,374
TestEquity	(6,094)	26
Other	(692)	1,076
Total	$2,783	$16,721

DISTRIBUTION SOLUTIONS GROUP, INC.
SEC REGULATION G GAAP RECONCILIATIONS
The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). However, the Company's management believes that certain non-GAAP financial measures may provide users of this financial information with additional meaningful comparisons between current results and results in prior operating periods. Management believes that these non-GAAP financial measures can provide additional meaningful reflections of underlying trends of the business because they provide a comparison of historical information that excludes certain non-operational or non-cash items that impact the overall comparability. See Tables below for supplemental financial data and corresponding reconciliations to GAAP financial measures for the three months ended March 31, 2024 and 2023 and the three months ended December 31, 2023. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company's reported results prepared in accordance with GAAP.

Distribution Solutions Group, Inc.
Table 2 - Reconciliation of GAAP Net Income (Loss) and GAAP Operating Income (Loss) to Non-GAAP Adjusted EBITDA
Q1 2024, Q1 2023 and Q4 2023
(Dollars in thousands)
(Unaudited)

	Three Months Ended
	March 31, 2024	March 31, 2023	December 31, 2023
Net income (loss)	$(5,224)	$5,907	$(16,330)
Income tax expense (benefit)	(4,077)	2,112	3,323
Other income (expense), net	262	975	113
Change in fair value of earnout liabilities	(5)	57	(112)
Interest expense	11,827	7,670	12,717
Operating income (loss)	2,783	16,721	(289)
Depreciation and amortization	17,052	15,722	16,272
Stock-based compensation(1)	2,198	2,204	2,499
Severance and acquisition related retention expenses(2)	10,716	351	11,400
Acquisition related costs(3)	1,954	4,099	2,498
Inventory step-up(4)	—	—	716
Other non-recurring(5)	1,364	256	784
Non-GAAP adjusted EBITDA	$36,067	$39,353	$33,880
(1)Expense (benefit) primarily for stock-based compensation, of which a portion varies with the Company's stock price
(2)Includes severance expense for actions taken in 2024 and 2023 not related to a formal restructuring plan and acquisition related retention expenses for the Hisco acquisition
(3)Transaction and integration costs related to acquisitions
(4)Inventory fair value step-up adjustment for acquisition accounting
(5)Other non-recurring costs consist of certain non-recurring strategic projects and other non-recurring items

Distribution Solutions Group, Inc.
Table 3 - Reconciliation of GAAP Net Income (Loss) and GAAP Diluted EPS to Non-GAAP Adjusted Net Income and Non-GAAP Adjusted Diluted EPS
(Dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended
	March 31, 2024		March 31, 2023(3)(4)		December 31, 2023
	Amount	Diluted EPS(2)	Amount	Diluted EPS(2)	Amount	Diluted EPS(2)
Net income (loss)	$(5,224)	$(0.11)	$5,907	$0.14	$(16,330)	$(0.35)

Pretax adjustments:
Stock-based compensation	2,198	0.05	2,204	0.05	2,499	0.05
Acquisition related costs	1,954	0.04	4,099	0.10	2,498	0.05
Amortization of intangible assets	10,746	0.23	9,152	0.21	10,398	0.22
Severance and acquisition related retention expenses	10,716	0.23	351	0.01	11,400	0.24
Change in fair value of earnout liabilities	(5)	—	57	—	(112)	—
Inventory step-up	—	—	—	—	716	0.02
Other non-recurring	1,364	0.03	256	0.01	784	0.02
Total pretax adjustments	26,973	0.58	16,119	0.38	28,183	0.60
Tax effect on adjustments(1)	(7,334)	(0.16)	(4,239)	(0.10)	(7,412)	(0.16)
Deferred tax asset valuation allowance(5)	(2,696)	(0.06)	—	—	6,144	0.13
Non-GAAP adjusted net income	$11,719	$0.25	$17,787	$0.42	$10,585	$0.22

(1)The estimated tax effect on the adjustments is determined by applying the jurisdictional rate of the originating territory of the non-GAAP adjustments.
(2)Pretax adjustments to diluted EPS calculated on 46.777 million, 42.608 million and 46.805 million diluted shares for the first quarter of 2024 and 2023,and the fourth quarter of 2023, respectively.
(3)In the fourth quarter of 2023, the Company changed the treatment of amortization of intangible assets and the deferred tax asset valuation allowance to be included in the calculation of Non-GAAP adjusted net income and Non-GAAP adjusted diluted EPS. The calculation of the tax effect on adjustments was revised to consider the jurisdictional rate of the originating territory of the non-GAAP adjustments. Prior periods have been adjusted to conform to current period presentation.
(4)Share and per share data for all periods presented reflect two-for-one stock split.
(5)Represents expense related to the deferred tax asset valuation allowance from interest expense limitations under Section 163(j).

Distribution Solutions Group, Inc.
Table 4 - Reconciliation of GAAP Operating Income (Loss) to Non-GAAP Adjusted Operating Income

(Dollars in thousands)
(Unaudited)

	Three Months Ended
	March 31,		December 31,
	2024	2023	2023
Operating income (loss)	$2,783	$16,721	$(289)

Gross profit adjustments:
Inventory step-up(1)	—	—	716
Total gross profit adjustments	—	—	716

Selling, general and administrative expenses adjustments:
Acquisition related costs(2)	1,954	4,099	2,498
Amortization of intangible assets(3)	10,746	9,152	10,398
Stock-based compensation(4)	2,198	2,204	2,499
Severance and acquisition related retention expenses(5)	10,716	351	11,400
Other non-recurring(6)	1,364	256	784
Total selling, general and administrative adjustments	26,978	16,062	27,579

Total adjustments	26,978	16,062	28,295
Non-GAAP adjusted operating income	$29,761	$32,783	$28,006

(1)Inventory fair value step-up adjustment for acquisition accounting
(2)Transaction and integration costs related to acquisitions
(3)In the first quarter of 2024, the Company changed the treatment of amortization of intangible assets to be included in the calculation of Non-GAAP adjusted operating income. Prior periods have been adjusted to conform to current period presentation.
(4)Expense (benefit) primarily for stock-based compensation, of which a portion varies with the Company's stock price
(5)Includes severance expense for actions taken in 2024 and 2023 not related to a formal restructuring plan and acquisition related retention expenses for the Hisco acquisition
(6)Other non-recurring costs consist of certain non-recurring strategic projects and other non-recurring items

Contact

Company:
Distribution Solutions Group, Inc.
Ronald J. Knutson
Executive Vice President, Chief Financial Officer and Treasurer
1-888-611-9888

Investor Relations:
Three Part Advisors, LLC
Steven Hooser / Sandy Martin
214-872-2710 / 214-616-2207